Exhibt 23

                           Consent of Linder & Linder



                         INDEPENDENT AUDITORS' CONSENT



To the Board of Directors
   and Stockholders
Xetal, Inc. and Subsidiaries

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 12, 1997 with respect to the consolidated financial statements of Xetal, Inc. and subsidiaries included in the Prospectus of Xetal, Inc. that is made a part of the Registration Statement (Form SB-2).


                                   Linder & Linder
                                   Certified Public Accountants

Dix Hills, New York
January 14, 1998